UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K/A

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2026

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-8519

Ohio	31-1056105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

221 East Fourth Street

Cincinnati, Ohio 45202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2025, Cincinnati Bell Inc. (the “Company”) filed a Current Report on Form 8-K to report the retirement of Christi H. Cornette, the Company’s Culture Operating Officer. This Amendment No. 1 to Form 8-K is being filed to amend the Current Report to report that, in connection with Ms. Cornette’s retirement and the termination of her employment agreement with the Company, she and the Company entered into a Release of Claims dated March 19, 2026 pursuant to which Ms. Cornette agreed that she would separate from employment with the Company effective April 1, 2026 and provided the Company with a customary release of any employment claims. The Release of Claims also provided that Ms. Cornette would receive severance payments as required under her employment agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).
10.1	Release of Claims

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINCINNATI BELL INC.

Date: March 24, 2026	By:/s/ Mary E. Talbott
Name: Mary E. Talbott
Title: Chief Legal Officer